Exhibit 4.05
_________________________________________________________________
ENTERGY MISSISSIPPI, INC.
(formerly Mississippi Power & Light Company)
to
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

As Trustee under
Entergy Mississippi, Inc.’s
Mortgage and Deed of Trust, dated as of February 1, 1988
________________________________
THIRTY-SECOND SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds,
2.85% Series due June 1, 2028
________________
Dated as of May 1, 2016
_____________________________
Prepared by
Wise Carter Child & Caraway, Professional Association
P.O. Box 651
Jackson, Mississippi 39205
(601) 968-5500
_________________________________________________________________

TABLE OF CONTENTS
Page

Parties	1

Recitals	1
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.	Terms From the Original Indenture, as amended. 7

Section 1.02.	Certain Defined Terms. 7

Section 1.03.	References Are to Thirty-second Supplemental Indenture. 8

Section 1.04.	Number and Gender. 8
ARTICLE II
THE THIRTY-EIGHTH SERIES

Section 2.01.	Bonds of the Thirty-eighth Series. 8

Section 2.02.	Optional Redemption of Bonds of the Thirty-eighth Series. 9

Section 2.03.	Transfer and Exchange. 10

Section 2.04.	Dating of Bonds and Interest Payments. 10

Section 2.05.	Additional Bonds of the Thirty-eighth Series. 11

Section 2.06.	Release of Company upon Conveyance or Other Transfer. 11
ARTICLE III
COVENANTS

Section 3.01.	Maintenance of Paying Agent. 12

Section 3.02.	Further Assurances. 12

ARTICLE IV

THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE

Section 4.01.	Excepted Encumbrances. 12

Section 4.02.	Priority Opinions. 16

Section 4.03.	Dispositions, etc. without Release or Consent of Trustee. 16

Section 4.04.	Release of Unfunded Property 18

Section 4.05.	Statutory Mergers. 18

Section 4.06.	Transfer of Less than Substantially All. 18

Section 4.07.	Merger into Company; Extent of Lien of the Indenture. 19

Section 4.08.	Trustee Replacement. 19

Section 4.09.	Concerning the Trustee 20
ARTICLE V
CONSENT TO AMENDMENTS

Section 5.01.	Consent to Amendments. 20
ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.01.	Acceptance of Trusts. 20

Section 6.02.	Effect of Thirty-second Supplemental Indenture under Louisiana Law. 20

Section 6.03.	Record Date. 21

Section 6.04.	Titles. 21

Section 6.05.	Counterparts. 21

Section 6.06.	Governing Law. 21

Section 6.07.	Recitals. 21

Signatures	S-1

Acknowledgments	S-3

Exhibit A -Form of Bond of Thirty-eighth Series

THIRTY-SECOND SUPPLEMENTAL INDENTURE
_________________________
THIRTY-SECOND SUPPLEMENTAL INDENTURE, dated as of May 1, 2016, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-368-5000) (the “Company”) and THE BANK OF NEW YORK MELLON (successor to Harris Trust Company of New York), a New York banking corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, 7E, New York, New York 10286 (tel. 212-815-2923), as Trustee under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded or filed as then required in the States of Mississippi, Arkansas and Wyoming; and
WHEREAS, the Company has executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, its Thirteenth Supplemental Indenture, dated as of May 1, 1999, its Fourteenth Supplemental Indenture, dated as of May 1, 1999, its Fifteenth Supplemental Indenture, dated as of February 1, 2000, its Sixteenth Supplemental Indenture, dated as of January 1, 2001, its Seventeenth Supplemental Indenture, dated as of October 1, 2002, its Eighteenth Supplemental Indenture, dated as of November 1, 2002, its Nineteenth Supplemental Indenture, dated as of January 1, 2003, its Twentieth Supplemental Indenture, dated as of March 1, 2003, its Twenty-first Supplemental Indenture, dated as of May 1, 2003, its Twenty-second Supplemental Indenture, dated as of March 1, 2004, its Twenty-third Supplemental Indenture, dated as of April 1, 2004, its Twenty-fourth Supplemental Indenture, dated as of September 1, 2004, its Twenty-fifth Supplemental Indenture, dated as of January 1, 2006, its Twenty-sixth Supplemental Indenture, dated as of June 1, 2009, its Twenty-seventh Supplemental Indenture, dated as of April 1, 2010, its Twenty-eighth Supplemental Indenture, dated as of April 1, 2011, its Twenty-ninth Supplemental Indenture, dated as of May 1, 2011, its Thirtieth Supplemental Indenture, dated as of December 1, 2012, and its Thirty-first Supplemental Indenture, dated as of March 1, 2014, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as then required in the States of Mississippi, Arkansas and Wyoming; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York

became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective June 30, 2000, Harris Trust Company of New York resigned as Trustee under the Indenture, and by an Instrument of Appointment of Successor Trustee the Company appointed The Bank of New York as successor Trustee, effective June 30, 2000, and The Bank of New York accepted said appointment; and
WHEREAS, effective June 30, 2000, Mark F. McLaughlin resigned as Co-Trustee under the Indenture, and by an Agreement of Resignation, Appointment and Acceptance the Company appointed Stephen J. Giurlando, as successor Co-Trustee, effective June 30, 2000, and Stephen J. Giurlando accepted said appointment; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective June 1, 2009, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
14.65% Series due February 1, 1993	$55,000,000	None
14.95% Series due February 1, 1995	20,000,000	None
8.40% Collateral Series due December 1, 1992	12,600,000	None
11.11% Series due July 15, 1994	18,000,000	None
11.14% Series due July 15, 1995	10,000,000	None
11.18% Series due July 15, 1996	26,000,000	None
11.20% Series due July 15, 1997	46,000,000	None
9.90% Series due April 1, 1994	30,000,000	None
5.95% Series due October 15, 1995	15,000,000	None
6.95% Series due July 15, 1997	50,000,000	None
8.65% Series due January 15, 2023	125,000,000	None
7.70% Series due July 15, 2023	60,000,000	None
6 5/8% Series due November 1, 2003	65,000,000	None
8.25% Series due July 1, 2004	25,000,000	None
8.80% Series due April 1, 2005	80,000,000	None
6 7/8% Series due June 1, 2002	65,000,000	None
6.45% Series due April 1, 2008	80,000,000	None
6.20% Series due May 1, 2004	75,000,000	None
Floating Rate Series due May 3, 2004	50,000,000	None
Pollution Control Series A due July 1, 2022	32,850,000	$32,850,000
7 3/4% Series due February 15, 2003	120,000,000	None
6.25% due February 1, 2003	70,000,000	None
6% Series due November 1, 2032	75,000,000	75,000,000
7.25% Series due December 1, 2032	100,000,000	None
5.15% Series due February 1, 2013	100,000,000	None
4.35% Series due April 1, 2008	100,000,000	None
4.95% Series due June 1, 2018	95,000,000	None
6.25% Series due April 1, 2034	100,000,000	100,000,000
4.65% Series due May 1, 2011	80,000,000	None
4.60% Pollution Control Series B due April 1, 2022	16,030,000	None
5.92% Series due February 1, 2016	100,000,000	None
6.64% Series due July 1, 2019	150,000,000	150,000,000
6.20% Series due April 15, 2040	80,000,000	80,000,000
6.0% Series due May 1, 2051	150,000,000	150,000,000
3.25% Series due June 1, 2016	125,000,000	125,000,000
3.10% Series due July 1, 2023 3.75% Series due July 1, 2024	250,000,000 100,000,000	250,000,000 100,000,000

; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or implicitly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this Thirty-second Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of both the principal of and interest on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest unto THE BANK OF NEW YORK MELLON, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), in all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), now owned (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas) or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits;

all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property described in the Indenture.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anyway appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except as in the Indenture expressly excepted) shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described in the Indenture and granted and conveyed by the Indenture.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and its successor or successors as Trustee in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust as follows:
ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.    Terms From the Original Indenture, as amended.

All defined terms used in this Thirty-second Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture, as heretofore amended.
SECTION 1.02.    Certain Defined Terms.

As used in this Thirty-second Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Adjusted Treasury Rate” shall mean, with respect to any redemption date:
(1)    the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of the Thirty-eighth Series (assuming, for this purpose, that the bonds of the Thirty-eighth Series mature on March 1, 2028), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2)    if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.
The term “Comparable Treasury Issue” shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Thirty-eighth Series (assuming, for this purpose, that the bonds of the Thirty-eighth Series mature on March 1, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the Thirty-eighth Series (assuming, for this purpose, that the bonds of the Thirty-eighth Series mature on March 1, 2028).
The term “Comparable Treasury Price” shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
The term “Independent Investment Banker” shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
The term “Reference Treasury Dealer” shall mean (i) Citigroup Global Markets Inc., Mizuho Securities USA Inc. and Scotia Capital (USA) Inc. and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., or, in each case, an affiliate thereof, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
The term “Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.
The term “Thirty-eighth Series” shall have the meaning specified in Section 2.01.
SECTION 1.03.    References Are to Thirty-second Supplemental Indenture.

Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirty-second Supplemental Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Thirty-second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.
SECTION 1.04.    Number and Gender.

Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II
THE THIRTY-EIGHTH SERIES

SECTION 2.01.    Bonds of the Thirty-eighth Series.

There shall be a series of bonds designated as the 2.85% Series due June 1, 2028 (herein sometimes referred to as the “Thirty-eighth Series”), each of which shall also bear the descriptive title “First Mortgage Bond” as permitted by Section 2.01 of the Original Indenture. The form of bonds of the Thirty-eighth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Thirty-eighth Series shall mature on June 1, 2028, and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Thirty-eighth Series shall bear interest at the rate of two and eighty-five one-hundredths per centum (2.85%) per annum (except as hereinafter provided), payable semi-annually on June 1 and December 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on December 1, 2016, for the period from the date of original issuance of the bonds of the Thirty-eighth Series to December 1, 2016, the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Thirty-eighth Series may, at the option of the Company, be paid by check mailed to the registered owners thereof. Overdue principal and overdue interest in respect of the bonds of the Thirty-eighth Series shall bear interest (before and after judgment) at the rate of three and eighty-five one-hundredths per centum (3.85%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Interest on the bonds of the Thirty-eighth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Thirty-eighth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any bond of the Thirty-eighth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.
The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the bonds of the Thirty-eighth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
SECTION 2.02.    Optional Redemption of Bonds of the Thirty-eighth Series.

The bonds of the Thirty-eighth Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to March 1, 2028 (three months prior to the maturity date of the bonds of the Thirty-eighth Series) at a redemption price equal to the greater of (a) 100% of the principal amount of the bonds of the Thirty-eighth Series being redeemed and (b) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of the Thirty-eighth Series being redeemed (excluding the portion of any such interest accrued to the redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.20%, and (ii) at any time on or after March 1, 2028, at a redemption price equal to 100% of the principal amount of the bonds of the Thirty-eighth Series to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.
SECTION 2.03.    Transfer and Exchange.

(a) At the option of the registered owner, any bonds of the Thirty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(b) Bonds of the Thirty-eighth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

(c) Upon any such exchange or transfer of bonds of the Thirty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Thirty-eighth Series.

SECTION 2.04.    Dating of Bonds and Interest Payments.

a.Each bond of the Thirty-eighth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Thirty-eighth Series dated prior to December 1, 2016, shall bear interest from the date of original issuance; and provided, further, that if any bond of the Thirty-eighth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Thirty-eighth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the bonds of the Thirty-eighth Series.

b.Notwithstanding the foregoing, bonds of the Thirty-eighth Series shall be dated so that the Person in whose name any bond of the Thirty-eighth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Thirty-eighth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest.

SECTION 2.05.    Additional Bonds of the Thirty-eighth Series.

Upon the delivery of this Thirty-second Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, as heretofore supplemented, there shall be an initial issue of bonds of the Thirty-eighth Series for the aggregate principal amount of $375,000,000. Additional bonds of the Thirty-eighth Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Thirty-eighth Series (except for the issue date, the price to public and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, as heretofore supplemented, without the notice to or the consent of the existing holders of the bonds of the Thirty-eighth Series.
SECTION 2.06.    Release of Company upon Conveyance or Other Transfer.

In case the Company, as permitted by Section 15.01 of the Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Indenture may also provide for the release and discharge of the Company from all obligations under any bonds of the Thirty-eighth Series issued under the Indenture which are assumed by such successor.
ARTICLE III
COVENANTS

SECTION 3.01.    Maintenance of Paying Agent.

So long as any bonds of the Thirty-eighth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York

where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.
SECTION 3.02.    Further Assurances.
From time to time whenever reasonably requested by the Trustee or the holders of a majority in aggregate principal amount of the bonds of the Thirty-eighth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.
ARTICLE IV
THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE

SECTION 4.01.    Excepted Encumbrances.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 1.06 of the Indenture to read substantially as follows:
Section 1.06.    The term “Excepted Encumbrances” shall mean as of any particular time any of the following:
(a)    liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(b)    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(c)    liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(d)    easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;
(e)    liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;
(f)    liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;
(g)    leases existing on May 1, 2016 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;
(h)    liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
(i)    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
(j)    rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;
(k)    liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;
(l)    liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;
(m)    rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
(n)    (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;
(o)    any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;
(p)    any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
(q)    any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;
(r)    rights and interests granted pursuant to Section 11.02;
(s)    any lien of the Trustee granted pursuant to Section 16.09; and
(t)    Prepaid Liens.
To add the following definitions to Section 1.02 of the Indenture:
The term “Business Day,” when used with respect to the place or places at which principal of and premium, if any, and interest, if any, on the bonds are payable or any other particular location specified in the bonds or this Indenture, shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in the bonds or in a supplemental indenture creating such bonds.

The term “Governmental Authority” shall mean the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
To add the following definitions to Section 1.03 of the Indenture:
The term “Person” shall mean any individual, Corporation, joint venture, trust or unincorporated organization or any Governmental Authority.
The term “Prepaid Liens” means any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.
SECTION 4.02.    Priority Opinions.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To restate subdivision (7) of Section 5.05 of the Indenture to read substantially as follows:
(7) either an Opinion of Counsel or an Officer’s Certificate complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:
(a)    (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or certificate, will constitute, a lien on all the Property Additions to be made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Excepted Encumbrances and any other liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate; and
(b)    the Company has corporate authority to operate such Property Additions; and
To add the following definition to Section 1.03 of the Indenture:
“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a resolution of the Board of Directors to act in respect of matters relating to this Indenture.

SECTION 4.03.    Dispositions, etc. without Release or Consent of Trustee.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 11.02 of the Indenture to read substantially as follows:
Section 11.02.    Unless one of more of the Defaults defined in Section 12.01 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
(1)    sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a fair value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens prior hereto except Excepted Encumbrances and any other liens to which the property sold or otherwise disposed of was subject;
(2)    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;
(3)    grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;
(4)    terminate, abandon, surrender, cancel, release, modify or dispose of any franchises, licenses or permits that are Mortgaged and Pledged Property; provided that such action is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company, and; provided further that any franchises, licenses or permits that become Mortgaged and Pledged Property by the operation of granting clauses and thereafter, in the opinion of the Company, cease to be necessary for the operation of the Mortgaged and Pledged Property shall automatically cease to be subject to the lien of this Indenture, without any release or consent, or report to, the Trustee or either of them; and
(5)    rearrange any of its street car tracks and switches or reduce or permanently discontinue the operation of or remove or abandon any of its street or interurban railway lines or street or interurban transportation lines, if, in the judgment of the Board of Directors of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company or if the Company is ordered so to do by a regulatory authority having jurisdiction in the premises.
SECTION 4.04.    Release of Unfunded Property

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend clause (b) of subdivision (II)(1) of Section 11.04 of the Indenture to read substantially as follows:
(b) that the Company has decided to release from the Lien hereof the property to be released.
SECTION 4.05.    Statutory Mergers.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
A statutory merger pursuant to which the assets and liabilities of the Company are allocated to one or more entities shall not be considered to be a merger subject to the provisions of this Article XV unless all of the assets and liabilities of the Company are allocated to an entity other than the Company and the Company does not survive such statutory merger. In all other cases of a statutory merger pursuant to which any Mortgaged and Pledged Property is allocated to one or more entities other than the Company, each allocation of any Mortgaged and Pledged Property to an entity other than the Company shall be deemed, for all purposes of this Indenture, to be a transfer of such Mortgaged and Pledged Property to such entity and not a merger.
SECTION 4.06.    Transfer of Less than Substantially All.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
A conveyance, transfer or lease by the Company of any part of the Mortgaged and Pledged Property shall not be deemed to constitute the conveyance, transfer or lease as, or substantially as, an entirety of the Mortgaged and Pledged Property for purposes of this Indenture if the fair value of the Mortgaged and Pledged Property retained by the Company exceeds 143% of the aggregate principal amount of all Outstanding bonds issued under this Indenture and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, such bonds with respect to such Mortgaged and Pledged Property. Such fair value shall be established by the delivery to the Trustee of an Independent Engineer’s Certificate stating the Independent Engineer’s opinion of such fair value as of a date not more than 90 days before or after such conveyance, transfer or lease. Article XV of this Indenture is not intended to limit the Company’s conveyances, transfers or leases of less than substantially the entirety of the Mortgaged and Pledged Property.
SECTION 4.07.    Merger into Company; Extent of Lien of the Indenture.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Article XV of the Indenture to add a new section reading substantially as follows:
In the case of a consolidation or merger after the consummation of which the Company would be the surviving or resulting entity, unless an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.
SECTION 4.08.    Trustee Replacement.

The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-eighth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:
To amend Section 16.19 of the Indenture to add a new paragraph at the end reading substantially as follows:
So long as no event which is, or after notice or lapse of time, or both, would become, a Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the bondholders as provided in Section 16.15 hereof, if the Company shall have delivered to the Trustee (i) resolutions of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 16.17 hereof, the Trustee shall be deemed to have resigned as contemplated in Section 16.14 hereof, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Section 16.15 hereof and such appointment shall be deemed to have been accepted as contemplated in Section 16.17 hereof, all as of such date, and all other provisions of Sections 16.14, 16.15 and 16.17 hereof shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph.
SECTION 4.09.    Concerning the Trustee

Notwithstanding the foregoing, in no event shall the Trustee be required to sign any amendment or supplemental indenture to give effect to any amendment contemplated under this Article IV if such amendment or supplemental indenture, in the opinion of the Trustee, adversely affects the rights, duties, protections, indemnities, privileges, liabilities or immunities of the Trustee under the Indenture.

ARTICLE V
CONSENT TO AMENDMENTS

SSECTION 5.01.    Consent to Amendments.

Each initial and future holder of bonds of the Thirty-eighth Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article IV of this Thirty-second Supplemental Indenture, Article IV of the Thirty-first Supplemental Indenture and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

ARTICLE VI
MISCELLANEOUS PROVISIONS
SECTION 6.01.    Acceptance of Trusts.

The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Thirty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-second Supplemental Indenture.
SECTION 6.02.    Effect of Thirty-second Supplemental Indenture under Louisiana Law.

It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Thirty-second Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Thirty-second Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of the bonds of the Thirty-eighth Series and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of the bonds and coupons issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

SECTION 6.03.    Record Date.

The holders of the bonds of the Thirty-eighth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Thirty-eighth Series entitled to consent to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
SECTION 6.04.    Titles.

The titles of the several Articles and Sections of this Thirty-second Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.
SECTION 6.05.    Counterparts.

This Thirty-second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6.06.    Governing Law.

The internal laws of the State of New York shall govern this Thirty-second Supplemental Indenture and the bonds of the Thirty-eighth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
SECTION 6.07.    Recitals.

The recitals set forth in the initial pages of this Thirty-second Supplemental Indenture and the exhibits attached hereto are incorporated herein by reference, and this Thirty-second Supplemental Indenture shall be construed in the light thereof.

IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President, one of its Vice Presidents, its Treasurer, or one of its Assistant Treasurers and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and such signature to be attested by one of its Vice Presidents, Senior Associates or Associates for and on its behalf, all as of the day and year first above written.

ENTERGY MISSISSIPPI, INC.
By:	/s/ Stacey M. Lousteau
Stacey M. Lousteau Assistant Treasurer

Attest:

/s/ Dawn Balash

Dawn Balash Assistant Secretary

THE BANK OF NEW YORK MELLON,
as Trustee
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title:Vice President

Attest:

/s/ Latoya S. Elvin

Name: Latoya S. Elvin Title: Vice President

STATE OF LOUISIANA    )
)    ss.:
PARISH OF ORLEANS    )

On the 11th day of May, 2016, before me appeared Stacey M. Lousteau, to me personally known, who, being by me duly sworn, did say that she is an Assistant Treasurer of ENTERGY MISSISSIPPI, INC., and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Stacey M. Lousteau acknowledged said instrument to be the free act and deed of said entity.
On the 11th day of May, 2016, before me personally came Stacey M. Lousteau, to me known, who, being by me duly sworn, did depose and say that she resides at 1013 Pasadena Avenue, Metairie, LA 70001; that she is as Assistant Treasurer of ENTERGY MISSISSIPPI, INC., one of the entities described in and which executed the above instrument; that she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that she signed her name thereto by like order.
/s/ Jennifer Favalora
Jennifer B. Favalora
Notary Public (ID# 57639)
Parish of Jefferson, State of Louisiana
My Commission is Issued for Life

STATE OF NEW JERSEY    )
)ss.:
COUNTY OF PASSAIC    )
On this 11th day of May, 2016, before me appeared Laurence J. O’Brien to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said corporation.
On the 11th day of May, 2016, before me personally came Latoya S. Elvin, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that she resides in Bogota, New Jersey; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

/s/ David J. O’Brien
David J. O’Brien ID # 2437452 Notary Public State of New Jersey My Commission Expires Aug. 15, 2018

EXHIBIT A
[FORM OF BOND OF THIRTY-EIGHTH SERIES]
[(See legend at the end of this bond for
restrictions on transferability and change of form)]

FIRST MORTGAGE BOND
2.85% Series due June 1, 2028

CUSIP 29364N AT5
No.	$___________

ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of _______Dollars ($________) on June 1, 2028, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance, if the date of this bond is prior to December 1, 2016, or, if the date of this bond is on or after December 1, 2016, from the June 1 or December 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of two and eighty-five one-hundredths per centum (2.85%) per annum in like coin or currency on June 1 and December 1 in each year, commencing December 1, 2016, and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of three and eighty-five one-hundredths per centum (3.85%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, as hereinafter defined, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its First Mortgage Bonds, 2.85% Series due June 1, 2028 (herein called bonds of the Thirty-eighth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Thirty-second Supplemental Indenture dated as of May 1, 2016, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to The Bank of New York Mellon, as successor Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Thirty-eighth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company as provided in the Thirty-second Supplemental Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each initial and future holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in Article IV of the Thirty-second Supplemental Indenture, Article IV of the Thirty-first Supplemental Indenture, and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY MISSISSIPPI, INC.

By:_______________________________________
Name:
Title:
Attest:
__________________________
Name:
Title:

[FORM OF TRUSTEE’S
AUTHENTICATION CERTIFICATE]
TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee

By: ______________________________________
Authorized Signatory

[LEGEND
Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]